UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Deborah Diaz and James Chen as Directors

On February 5, 2024, the Board of Directors (the “Board”) of Canoo Inc. (the “Company”) appointed Ms. Deborah Diaz and Mr. James Chen to the Board, effective immediately. The Board appointed Mr. Chen to fill the vacancy resulting from Mr. Greg Ethridge’s resignation from the Board and to serve as a Class I director of the Company until the Company’s 2024 meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal, effective immediately. The Board appointed Ms. Diaz to fill the vacancy resulting from Ms. Josette Sheeran’s resignation from the Board (as discussed further herein) and to serve as a Class III director of the Company until the Company’s 2026 meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal, effective immediately.

Ms. Diaz, age 66, has served as Chief Executive Officer of Catalyst ADV, a technology and strategic growth advisory firm since 2016. Previously, Ms. Diaz served as Chief Technology Officer and Deputy Chief Information Officer at the National Aeronautics and Space Administration (NASA) responsible for global system infrastructure, investment oversight, risk management, data management, innovation and technology infusion from 2009 to 2016.

Since 2020, Ms. Diaz has served as an independent board director, member of the Audit, Nominating and Governance and Enterprise Risk Management committees of Primis Financial Corp. Ms. Diaz has also served as an independent board director, member of the Audit committee, and Chair of the Nominating and Governance committee of Archer Aviation Inc. since 2021. Since 2023, Ms. Diaz has served as an independent board director of ZeroAvia. Ms. Diaz is a graduate of the Sloan School of Management at Massachusetts Institute of Technology and she received an MBA in international business at Colorado State University.

Ms. Diaz has not been appointed to serve on a Board committee at this time. The Board has determined that Ms. Diaz is independent under Nasdaq listing rules and other applicable standards. Ms. Diaz was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Diaz is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K. There are no family relationships between Ms. Diaz, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other.

Mr. Chen, age 58, is currently a shareholder at the law firm of Babst, Calland, Clements and Zomnir, P.C. where he leads the firm’s Transportation Technology & Energy practice. From 2018 to 2023, Mr. Chen served as Vice President of Public Policy & Chief Regulatory Counsel for Rivian Automotive, Inc. From 2010 to 2016, Mr. Chen served as Director of Public Policy & Associate General Counsel and subsequently as Vice President of Regulatory Affairs & Deputy General Counsel for Tesla, Inc.  Mr. Chen transitioned to the alternative energy and transportation space from nearly two decades as a prominent Washington, D.C. attorney – first as a partner in the environmental practice at Hogan Lovells LLP and later as a partner at Crowell & Moring LLP where he was the co-chair of the firm’s Product Risk Management Group.  From 1991 to 1996, Mr. Chen served as an attorney for the U.S. Environmental Protection Agency’s Office of Enforcement. Mr. Chen is a graduate of Case Western Reserve University School of Law and has a bachelor’s degree in psychology from the State University of New York at Buffalo.

Mr. Chen has not been appointed to serve on a Board committee at this time. The Board has determined that Mr. Chen is independent under Nasdaq listing rules and other applicable standards. Mr. Chen was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Chen is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K. There are no family relationships between Mr. Chen, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other.

Ms. Diaz and Mr. Chen will each receive compensation for their respective service as directors in accordance with policies and procedures previously approved by the Board for non-employee directors of the Company and as more fully described in the Company Proxy Statement on Schedule 14A relating to the 2023 Annual Meeting of Stockholders under the heading “Director Compensation” (and such description is incorporated herein by reference) (the “Director Compensation Policy”). The annual cash retainer equal to $85,000, to be paid in four equal quarterly installments at the end of each quarter except that the first quarterly installment will be prorated for 2024 to reflect the effective date of their respective appointment. Ms. Diaz and Mr. Chen are each expected to receive an initial equity award with a value of $275,000 in the aggregate, comprised of 100% RSUs, in accordance with the Director Compensation Policy.

In connection with the aforementioned appointments to the Board, the Company entered into its standard indemnification agreement with Ms. Diaz and Mr. Chen, which form of indemnification agreement is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-38824) filed with the SEC on December 22, 2020, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify the indemnitee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by the indemnitee as a result of the indemnitee being made a party to certain actions, suits, investigations and other proceedings.

Resignation of Rainer Schmueckle as Director

On February 1, 2024, Mr. Rainer Schmueckle tendered his resignation as a director of the Board and as a member of the Board’s Audit Committee, with such resignation becoming effective on such date. Mr. Schmueckle’s resignation was not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices. The Company and the Board thank Mr. Schmueckle for his valuable insights, perspective, and commitment during his service on the Board.

Resignation of Josette Sheeran as Director and President of the Company

On February 5, 2024 (the “Effective Date”), Ms. Josette Sheeran, the Company’s President and a director of the Board, tendered her resignation from her officer and board member positions with the Company, with such resignation becoming effective on such date. Ms. Sheeran’s resignation was not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies and practices. The Company and the Board thank Ms. Sheeran for her valuable insights, perspective, and commitment during her service as the Company’s President and a director of the Board. Ms. Sheeran, pursuant to the Sheeran Agreement (as defined and discussed further herein), will provide advisory services to the Company as a strategic advisor to the Chief Executive Officer of the Company.

Josette Sheeran Separation, Consulting and General Release Agreement

In connection with Ms. Josette Sheeran’s resignation as the Company’s President, on the Effective Date, the Company and Ms. Sheeran entered into a Separation, Consulting and General Release Agreement (the “Sheeran Agreement”). Pursuant to the Sheeran Agreement, for a period of twelve (12) months after the Effective Date, unless terminated sooner pursuant to the terms of the Sheeran Agreement (such period, the “Initial Consulting Term”), Ms. Sheeran will provide advisory services to the Company as a strategic advisor to the Chief Executive Officer of the Company. During the Initial Consulting Term, subject to Ms. Sheeran’s execution, delivery and non-revocation of the Sheeran Agreement, Ms. Sheeran will be entitled to (a) receive a monthly consulting fee of $20,000, which monthly fee may be increased by an additional $10,000 for each whole or partial day in excess of five (5) on which Ms. Sheeran performs consulting services during such month, and reimbursement of reasonable expenses incurred in connection with her consulting services, (b) Company-paid COBRA expenses, and (c) vesting of all restricted stock units held by Ms. Sheeran as of the Effective Date, which is equal to 642,438 shares of the Company’s common stock. Following the Initial Consulting Term, Ms. Sheeran agreed to remain reasonably available to undertake special mutually agreed assignments on behalf of the Company (the “Post-Initial Consulting Period”). During the Post-Initial Consulting Period, Ms. Sheeran will be entitled to receive a monthly consulting fee of $15,000, which monthly fee may be increased by an additional $10,000 for each whole or partial day in excess of five (5) on which Ms. Sheeran performs consulting services during such month, and reimbursement of reasonable expenses incurred in connection with her consulting services. The term of the Post-Initial Consulting Period shall continue until either the Company or Ms. Sheeran provides notice of termination upon ninety (90) days’ prior written notice to the other party. The Sheeran Agreement contains a general release of claims by Ms. Sheeran in favor of the Company and certain related persons and parties. Except as set forth in the Sheeran Agreement, Ms. Sheeran shall not be entitled to any additional employment related compensation, including any employment related compensation pursuant to that certain Offer of Employment Letter, dated July 22, 2021, by and between Ms. Sheeran and the Company.

The foregoing description of the Sheeran Agreement does not purport to be complete, including with respect to the parties’ rights and obligations thereunder, and is qualified in its entirety by reference to the full text and terms of the Sheeran Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Kenneth Manget Separation, Consulting and General Release Agreement

On February 1, 2024, the Company entered into a Separation, Consulting and General Release Agreement with Kenneth Manget (the “Manget Agreement”). Mr. Manget served as the Company’s Chief Financial Officer from January 26, 2023 until August 26, 2023 (the “Separation Date”).

Pursuant to the Manget Agreement, for a period of seven (7) months after February 1, 2024, unless terminated sooner pursuant to the terms of the Manget Agreement (such period, the “Consulting Term”), Mr. Manget will remain available to provide advisory services to the Company as a non-employee consultant to the Company. During the Consulting Term, subject to Mr. Manget’s execution, delivery and non-revocation of the Manget Agreement, Mr. Manget will be entitled to (i) receive a monthly consulting fee of $40,833 and reimbursement of reasonable expenses incurred in connection with his consulting services and (ii) vesting of all restricted stock units held by Mr. Manget as of the Separation Date, which is equal to 218,750 shares of the Company’s common stock. Following the expiration or termination of the Manget Agreement and as determined in the sole discretion of the Company, Mr. Manget may be eligible to receive an additional fee in an amount up to $200,000 and an equity award in an amount up to 156,000 of immediately vested restricted stock units, in each case to be paid or issued pursuant to the terms of the Manget Agreement. The Manget Agreement contains a general release of claims by Mr. Manget in favor of the Company and certain related persons and parties. Except as set forth in the Manget Agreement, Mr. Manget shall not be entitled to any additional employment related compensation, including any employment related compensation pursuant to that certain Offer of Employment Letter, dated January 26, 2023, by and between Mr. Manget and the Company.

The foregoing description of the Manget Agreement does not purport to be complete, including with respect to the parties’ rights and obligations thereunder, and is qualified in its entirety by reference to the full text and terms of the Manget Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 7, 2024, the Company issued a press release announcing the appointment of Ms. Diaz and Mr. Chen. to the Board. A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Separation, Consulting and General Release Agreement, dated February 5, 2024, by and between Canoo Inc. and Josette Sheeran
10.2	Separation, Consulting and General Release Agreement, dated February 1, 2024, by and between Canoo Inc. and Kenneth Manget
99.1	Press Release, dated February 7, 2024
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2024	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary